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                             Exhibit 6.1

                    Stock Subscription Agreement

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                          STOCK SUBSCRIPTION AGREEMENT

                     All American Consultant Aircraft, Inc.


1. SUBSCRIPTION: The undersigned, ., (the "Subscriber") hereby subscribes for the purchase of shares of Common Stock of All American Consultant Aircraft, Inc., a Texas corporation (the "Company"), in consideration of the sum of $ , payable on or before two years from date hereof, with minimum payment of $ per month payable over 24 consecutive months, and subscriber submits the amount of $ with this subscription agreement and will submit subsequent payments on or before the 1st day of the next succeeding twenty three (23) months commencing March 1, 1999. Such subscription is subject to the following terms and conditions:

         a. Certificate(s) for shares shall be issued to the undersigned as payments are received by the Company, and the number of shares issued shall be based on dividing the amount of the payment by $5.57 and,

         b. The certificate(s) representing the share delivered pursuant to this Subscription Agreement shall bear a restrictive legend as follows.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

2. REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

         a. The undersigned Subscriber understands that the Company's stock has not been approved or disapproved by the United States Securities and Exchange Commission; any state securities agency; or any foreign securities agency. The Subscriber understands that the offering and sale of the shares of the company to Subscriber is intended to be exempt from registration under the Securities Act, by virtue of
                  Section 4(2) thereof, based in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement.

         b. The undersigned Subscriber is not an underwriter and would be acquiring the Company's stock solely for investment for his or her own account and not with a view to, or for, resale in

                                                          Subscription Agreement
               All American Consultants Aircraft, Inc./Meridian Mercantile, Inc.
                                                                          Page 2


                  connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

         c. The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the stock would be suitable and consistent with his or her investment program; that his or her financial position enable him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;

         d. The stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;

         e. To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any stock acquired pursuant to this Agreement shall be without preference as to assets;

         f. The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any stock of the Company or to cause or permit such stock to be transferred in the absence of any such registration or exemption;

         g. The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the
                  Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given access to: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; and, (3) an opportunity to question the appropriate executive officers of the Company;

         h. The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company.

         i. The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

         j.       The  Subscriber  has  sufficient  knowledge and  experience in

                                                          Subscription Agreement
               All American Consultants Aircraft, Inc./Meridian Mercantile, Inc.
                                                                          Page 3

                  financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements;

3. LIMITED POWER OF ATTORNEY: The undersigned Subscriber hereby constitutes and appoints and grants to Gerald Yakimishyn, his limited attorney-in-fact and agent to sign for him and act in his name, place and stead, in any and all capacities to execute any or all documents to be filed with the United States Securities and Exchange Commission and any governmental agency, federal, state or otherwise in connection with any securities filings, including, but not limited to: amendments, exhibits, agreements, concerning shareholders granting said limited attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said limited attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

4.       STATUS OF PURCHASER:

         [ ] I am not a member of, or an associate or affiliate of a member of the National Association of Securities Dealers.

         [ ] I am a member of, or an associate or affiliate of a member of the National Association of Securities Dealers. Attached is a copy of an agreement signed by the principal of the firm with which I am affiliated agreeing to my participation in this investment.

5. GUARANTY: The obligations of Subscriber pursuant to this Subscription Agreement are guaranteed by Frank Evanshen and Molly C. Evanshen pursuant to the terms of a Guaranty Agreement being delivered concurrently herewith.

6. MISCELLANEOUS: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the State of Texas shall govern the rights of the parties to this Agreement. This Agreement is not assignable without the prior written consent of the Company, any attempt to assign any rights, duties or obligations which arise under this Agreement without the Company's prior express written consent shall be void.

         The undersigned Subscriber hereby declares and affirms that he or she has read the within and foregoing Subscription Agreement, is familiar with the contents thereof and agrees to abide by there terms and conditions therein set forth, and knows the statements therein to be true and correct.

                                                          Subscription Agreement
               All American Consultants Aircraft, Inc./Meridian Mercantile, Inc.
                                                                          Page 4

         I hereby consent to the use of my name in any prospectus or registration statement which may be filed in connection with any public offering of the Company's securities.

         IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Subscription
Agreement this     day of ,                19   , at            ,           .
              -----      -----------------   ---     ----------- ----------




                                                                      SUBSCRIBER



                                              By:
                                              ----------------------------------
                                                                       Signature



                                              ----------------------------------
                                              Spouse's Signature (if applicable)







ACCEPTED BY:

All American Aircraft Consultant, Inc.



BY:
   --------------------------------
    Gerald Yakimishyn,  President